UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

TILT HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56422	83-2097293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

, Arizona
2801 E. Camelback Road #180 Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(623) 887-4900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departing Director

On June 7, 2023, D’Angela Simms notified TILT Holdings Inc. (the “Company”) of her resignation as a director of the Company effective on the same date, June 7, 2023. Ms. Simms was the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee at the time of her resignation. Ms. Simms’ decision to resign as a director was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of New Director

On the same date, June 7, 2023, the Board of Directors (“Board”) of the Company appointed Arthur Smuck to the Board to fill the vacancy created by the resignation of Ms. Simms, effective on the same date. On June 12, 2023, the Board approved the appointment of Mr. Smuck as Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. There are no transactions between Mr. Smuck and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Smuck will participate in the Company’s compensation program for independent directors which was approved by the Board on June 12, 2023 and is described below.

Independent Director Compensation

Cash Compensation

On June 12, 2023, the Board approved an annual cash retainer of $70,000 for all independent directors of the Company. The Board further approved the following cash compensation for the directors: (i) chairs of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee shall receive additional annual retainers of $20,000, $10,000, and $10,000, respectively and (ii) members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee shall receive additional annual retainers of $10,000, $7,500, and $7,500, respectively. Directors are also reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings of the Board, committees of the Board, and meetings of the shareholders.

Equity Compensation

On June 12, 2023, the Board approved the following incentive compensation for all independent directors: an award of $115,000 in the form of restricted stock units (“RSUs”) issued under the Company’s 2018 Amended and Restated Stock and Incentive Plan, the number of shares of which shall be equal to $115,000 divided by the 30-day volume-weighted average price from May 7, 2023 to June 5, 2023. The number of RSUs granted to each independent director on June 9, 2023 was 2,468,301with the following vesting schedule: 617,075 RSUs on September 29, 2023, 617,075 RSUs on December 29, 2023, 617,075 RSUs on March 29, 2024 and the remaining 617,076 RSUs on the business day immediately preceding the date of the Company’s 2024 annual general meeting of shareholders.

Item 8.01 Other Events

On June 8, 2023, TILT issued a press release announcing the resignation of Ms. Simms as a director and the appointment of Mr. Smuck as a director. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press Release dated June 8, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILT Holdings Inc.

Date: June 13, 2023	By:	/s/ Timothy Conder
	Name:	Timothy Conder
	Its:	Interim Chief Executive Officer